ROADRUNNER TRANSPORTATION SYSTEMS, INC.
STOCK OPTION AGREEMENT
1.Grant of Option. Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), hereby grants, as of ________________, ______ (“Date of Grant”), to _______________ (the “Optionee”) an option (the “Option”) to purchase ________ shares of the Company’s common stock, $0.01 par value per share (the “Shares”), at an exercise price per share equal to $_____ (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this Stock Option Agreement (the “Agreement”). The Option is being granted pursuant to the Company’s 2010 Incentive Compensation Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Option is not intended to be an “incentive stock option” as such term is defined under Section 422 of the Code. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.
2.    Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan.
3.    Exercise Schedule. Except as otherwise provided in Section 6 or Section 9 of this Agreement, or in the Plan, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has vested and become exercisable with respect to a percentage of Shares as provided below, the Optionee may thereafter exercise the Option, in whole or in part, for the vested and exercisable portions at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:
Percentage of Shares            Vesting Date

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting of this Option in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date.
4.    Method of Exercise. The vested portion of the Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice, in any form as the Company may require from time to time, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.
5.    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check, (c) to the extent permitted by the Committee, with shares of Common Stock owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option, (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.
6.    Termination. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:
(a)    with respect to the unvested portion of the Option, immediately upon the termination of the Optionee’s Continuous Service for any reason;
(b)    with respect to the vested portion of the Option, unless the Committee otherwise determines in writing in its sole discretion to a longer period of time, three (3) months after the date on which the Optionee’s Continuous Service is terminated for any reason other than (i) by the Company or a Related Entity for Cause, (ii) by reason of a Disability of the Optionee, or (iii) by reason of the death of the Optionee;
(c)    with respect to the vested portion of the Option, immediately upon the termination of the Optionee’s Continuous Service by the Company or a Related Entity for Cause;
(d)    with respect to the vested portion of the Option, twelve (12) months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability of the Optionee;
(e)    with respect to the vested portion of the Option, twelve (12) months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or
(f)    the ____________ year anniversary of the Date of Grant.
7.    Transferability. The Option granted hereby may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party, or assigned or transferred by the Optionee otherwise than as set forth in the Plan. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
8.    No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.
9.    Acceleration of Exercisability of Option.
(a)    Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 6 hereof, this Option shall become immediately fully exercisable in the event that (a) the Company terminates the Optionee’s employment without Cause or the Optionee terminates his employment for Good Reason, and (b) there is a Change in Control that occurs within three (3) months following the date of such termination.
(b)    This Option shall become immediately fully exercisable in the event that, prior to the termination of the Option pursuant to Section 6 hereof, and during the Optionee’s Continuous Service, there is a Change in Control.
(c)    The Board or the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Optionee and of the Company and its Related Entities, to accelerate the vesting of the Option under this Agreement, at such times and upon such terms and conditions as the Board or the Committee shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all Participants under the Plan.
10.    No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company or any Related Entity.
11.    Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Delaware (without reference to conflict of laws rules or principles thereof).
12.    Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.
13.    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 4900 S. Pennsylvania Ave., Cudahy, Wisconsin 53110, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 13.
14.    Severability. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.
15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by electronic mail or facsimile of .pdf files, by each party of a signed signature page to this Agreement to the other party.
16.    Section 409A.
(a)    It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the Fair Market Value of a Share on the Date of Grant and the number of Shares subject to the Option is fixed on the original Date of Grant, (ii) the transfer or exercise of the Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, and does not comply with the requirements of Section 409A, it shall promptly advise the other and the Company and the Optionee shall negotiate reasonably and in good faith to amend the terms of such benefits and rights, if such an amendment may be made in a commercially reasonable manner, such that they comply with Section 409A with the most limited possible economic effect on the Optionee and on the Company.
(b)    Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ____ day of _____________, ____.
THE COMPANY:
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
By:
Name:
Title:
The Optionee acknowledges receipt of a copy of the Plan and represents that he has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee further represents that he has had an opportunity to obtain the advice of counsel prior to executing this Agreement.
Dated: ___________, _____ THE OPTIONEE:

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SIGNATURE PAGE TO STOCK OPTION AGREEMENT